EXHIBIT  23.2
AMENDMENT  TO  CERTIFICATE  OF  INCORPORATION


                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                           CERIFICATE of INCORPORATION
                                       of
                          CHINA GATEWAY HOLDINGS, INC.

     * First: That at a meeting of the Board of Directors of China Gateway Holdings, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.
The  resolution  setting  forth  the  proposed  amendment  is  as  follows:
     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended,
                                                     -----
said  Article  shall  be  read  as  follows:
"The  name  of  the  Corporation  is  Chemical  Consortium  Holdings,  Inc."
     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended,
                                                    ------
said  Article  shall  be  read  as  follows:
"The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares of common stock with a par value of $.0001 per share."
     * Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     * Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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     *   Fourth:     That  the  capital of said corporation shall not be reduced under  or  by  reason  of  said  amendment.
     I, the Undersigned, being the President of said corporation, for the purpose of amending the Certificate of Incorporation under the laws of the State of Delaware, do make, file and record this State of Delaware Certificate of Amendment of Certificate of Incorporation, and does certify that the facts herein stated are true, and I have accordingly hereunto set my hand and seal this 4th day of October, A.D. 2001.

                                          BY: /s/  J.  Greig
                                              ---------------------------------
                                              J.  Greig,  Director


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